December 21, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Harbor Dividend Growth Leaders ETF (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 13(a)(4) of Form N-CSR of Harbor Dividend Growth Leaders ETF dated December 21, 2022. We agree with the statements concerning our Firm contained therein.

Very truly yours,

Philadelphia, Pennsylvania

Attachment

PricewaterhouseCoopers LLP, Two Commerce Square, Suite 1800, 2001 Market Street, Philadelphia, PA 19103-7042 T: (267) 330 3000, www.pwc.com/us